Exhibit 10.8

AMENDED AND RESTATED MASTER LEASE

100 Potrero Avenue

San Francisco, California

TO

DLI REALTY CORPORATION

AMENDED AND RESTATED MASTER LEASE

THIS AMENDED AND RESTATED MASTER LEASE is made and entered into this 18th day of March, 1988 but is effective as of December 15, 1987, by and between Ray M. Dolby (“Landlord”) and DLI Realty Corporation, a California corporation (“Tenant”).

WITNESSETH

WHEREAS, Landlord and Tenant entered into a lease dated June 1, 1980, as amended as of October 1, 1982, July 15, 1985 and July 15, 1986 (collectively, the “Lease”); and

WHEREAS, Landlord and Tenant desire to amend and restate the Lease to reflect the cumulative changes of previous amendments as well as certain other changes and an increase in rent for certain additional improvements constructed on the premises by Landlord.

NOW THEREFORE, in consideration of the mutual covenants contained herein and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree that the Lease is hereby amended and restated in its entirety as follows:

1. Building. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord that certain parcel of real property with improvements located at 100 Potrero Avenue in San Francisco, California (as more particularly described in the preliminary title report attached hereto as Exhibit “A”) and that certain parcel of real property known as Lot No. 6, as shown on that certain map entitled “PARCEL MAP BEING A RESUBDIVISION OF LOT 4, PORTION OF ASSESSORS BLOCK 3921-A, SAN FRANCISCO, CALIFORNIA,” which map was filed on June 8, 1982, in Book 23 of Parcel Maps, at page 84 (“Lot No. 6”), both premises hereinafter referred to as the “Building.”

2. Term. The initial term of this Lease with respect to the property at 100 Potrero Avenue only shall commence on June 1, 1980, and shall expire on December 31, 2005, and with respect to Lot No. 6 only shall commence on June 18, 1982, and shall expire on December 31, 2005 (the “Initial Term”).

3. Option. Tenant has the option to extend the Initial Term for five (5) years in accordance with the terms and conditions of this Lease. Tenant may exercise such option by giving notice of exercise of the option (“option notice”) to Landlord at least six (6) months but not more than one year before the expiration of the Initial Term; provided, that if Tenant is in default hereunder on the date of giving the option notice, the option notice shall be totally ineffective, or if Tenant is in default on the date an Extended Term is to commence, the Extended Term shall not commence and this Lease shall expire at the end of the Initial Term or the preceding Extended Term.

4. Minimum Monthly Rent. Tenant shall pay to Landlord as minimum monthly rent for each month from January, 1988 through the expiration of the term hereof the sum of $64,000, as adjusted as provided herein.

Monthly rent shall be due and payable in advance, without deduction or setoff, on the first date of each month during the term of this Lease. Minimum monthly rent for the first month shall be paid on the day that Tenant’s obligation to pay minimum monthly rent commences. Minimum monthly rent for any partial month shall be prorated at the rate of l/30th of the minimum monthly rent per day. All rent shall be paid to Landlord at the address to which notices to Landlord are to be delivered hereunder.

5. Periodic Cost of Living Adjustments.

(a) Market Rate Adjustment. As of January 1, 1991 and January 1, 2001 the minimum monthly rent shall be adjusted to reflect then prevailing market rates for comparable space in San Francisco. If the parties are unable to agree upon a minimum monthly rent based on then prevailing market rates at least four (4) months prior to the effective date of such adjustment (i.e. August 31, 1990 and August 31, 2000, respectively), then the parties mutually shall appoint a real estate appraiser to determine such rent and the determination of such appraiser shall be binding on the parties. If the parties are unable to agree upon such an appraiser within ten (10) days (i.e. by September 10, 1990 and September 10, 2000, respectively), then within ten (10) days thereafter (i.e. by September 20, 1990 and September 20, 2000, respectively) each party, at its own cost and by written notice to the other party, shall appoint a real estate appraiser with at least 3 years full time commercial appraisal experience in San Francisco. If either party fails to appoint an appraiser in a timely manner, then the appraiser appointed by the other party shall be the sole appraiser and his/her appraisal shall be final and binding on each party. If the two appraisers are appointed by the parties as stated above, they shall meet promptly and attempt to set the minimum monthly rent based on prevailing market rates. If they are unable to agree within twenty (20) days after the second appraiser has been appointed, they shall attempt to elect a third appraiser meeting the qualifications stated above within ten (10) days after the last day the two appraisers are given to set the minimum monthly rent. If they are unable to agree on the third appraiser, either of the parties to this Lease, by giving ten (10) days notice to the other party, can apply to the Superior Court for the City and County of San Francisco for the selection of a third appraiser who meets the qualifications stated above. Each of the parties shall bear one half of the cost of appointing the third appraiser a«d of paying the third appraiser’s fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party.

Within twenty (20) days after the selection of the third appraiser, a majority of the appraisers shall set the minimum monthly rent. If a majority of the appraisers are unable to set the minimum monthly rent within the stipulated period of time, the three appraisals shall be added together and their total divided by three; the resulting quotient shall be the minimum monthly rent. If, however, the low appraisal and/or the high appraisal are/is more than fifteen percent (15%) lower and/or higher than the middle appraisal, the low appraisal and/or the high appraisal shall be disregarded. If only one appraisal is disregarded, the remaining two appraisals shall be added together and their total divided by two; the resulting quotient shall be the minimum appraisal are disregarded, the middle appraisal shall be the minimum monthly rent.

In setting the minimum monthly rent, the appraiser or appraisers shall consider the use to which the premises are restricted under this Lease and shall not consider the highest and best use for the premises without regard to the restriction on use of the premises contained in this Lease.

(b) Cost of Living Adjustments. The minimum monthly rent shall be adjusted as set forth below on January 1, 1995, January 1, 1998, January 1, 2003, and, if Tenant exercises its option to extend the Initial Term for five years, on June 30, 2008.

As used herein the “Index” means the “Consumer Price Index for All Items, All Urban Consumers—San Francisco - Oakland - San Jose SMSA (1982-84 - 100),” as published by the United States Department of Labor, Bureau of Labor Statistics, or, if such index is discontinued or revised, such other government index or computation with which it is replaced or which, in Landlord’s reasonable judgment, may be used to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised.

On January 1, 1995 the minimum monthly rent shall be increased to an amount equal to the minimum monthly rent as of January 1, 1991, as adjusted according to paragraph 5(a) hereof, multiplied by a fraction, not less than one, the numerator of which is the Index as of January 1, 1995 and the denominator of which is the Index in effect on January 1, 1991.

On January 1, 1998 the minimum monthly rent shall be increased to an amount equal to the minimum monthly rent as of January 1, 1991, as adjusted according to paragraph 5(a) hereof, multiplied by a fraction, not less than one, the numerator of which is the Index as of January 1, 1998 and the denominator of which is the Index in effect on January 1, 1991.

On January 1, 2003 the minimum monthly rent shall be increased to an amount equal to the minimum monthly rent as of January 1, 2001, as adjusted according to paragraph 5(a) hereof, multiplied by a fraction, not less than one, the numerator of which is the Index as of January 1, 2003 and the denominator of which is the Index in effect on January 1, 2001.

On June 30, 2008, if Tenant exercises its option to extend the Initial Term for five years, the minimum monthly rent shall be increased to an amount equal to the minimum monthly rent as of January 1, 2001, as adjusted according to paragraph 5(a) hereof, multiplied by a fraction, not less than one, the numerator of which is the Index as of June 30, 2008 and the denominator of which is the Index in effect on January 1, 2001.

6. Surcharge. Tenant shall pay a surcharge of five percent (5%) of the minimum monthly rent as adjusted if Tenant fails to pay such rent to Landlord on or before the 10th day of each month, but neither the assessment nor payment of such surcharge shall excuse or cure any default by Tenant.

7. Interest on Past Due Obligations. Any payment or amount due from Tenant to Landlord hereunder which is not paid when due shall bear interest at the rate of ten percent (10%) per annum from thirty (30) days after the due date, but neither the assessment nor payment of such interest shall excuse or cure any default by Tenant.

8. Maintenance and Repair.

(a) Tenant assumes the responsibility for the condition, operation, repair, maintenance, security and management of the Building. Tenant shall take good care of the entire Building, both structural and non-structural, and keep the same in good condition and order, suffering no waste or injury. Tenant, at its expense, promptly shall make all necessary repairs and replacements, ordinary and extraordinary, regardless of the duration of the remaining term of this Lease.

(b) Notwithstanding any other provision hereof, Landlord shall be responsible for the non-structural maintenance of the exterior of the Building throughout the term hereof.

9. Compliance with Laws. Tenant at all times shall comply with the requirements of all existing and future statutes, laws, regulations, ordinances, laws or orders of any Federal, State, municipal, or other public body or officer relating to the Building and Tenant’s use and occupation thereof hereunder.

10. Personal Property Tax. Tenant shall pay before delinquency all taxes, assessments, license fees, and other charges (“taxes”) that are levied and assessed against Tenant’s personal property installed or located in the Building, and that become payable during the term of this Lease. On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments.

11. Real Property Taxes. Tenant shall pay and discharge all real estate taxes and general and special assessments (“real property taxes”) levied and assessed against the Building.

Tenant at its cost shall have the right, at any time, to seek a reduction in the assessed valuation of the Building or to contest any real property taxes that are to be paid by Tenant. If Tenant seeks a reduction or contests the real property taxes, the failure on Tenant’s part to pay the real property taxes shall not constitute a default as long as Tenant complies with the provisions of this paragraph. Landlord shall not be required to join in any proceeding or contest brought by Tenant unless the provisions of any law require that the proceeding or contest be brought by or in the name of Landlord or any owner of the Building. In that case Landlord shall join in the proceeding or contest or permit it to be brought in Landlord’s name as long as Landlord is not required to bear any cost. Tenant, on final determination of the proceeding or contest, shall immediately pay or discharge any decision or judgment rendered, together with all costs, charges, interest, and penalties incidental to the decision or judgment.

Landlord appoints Tenant as its agent for the sole purpose of making payment to the tax collector, obtaining information and other data from the county or city assessor, and instituting and maintaining any proceeding or contest allowed under this paragraph, with respect to all real property taxes in connection with the Building.

If Tenant does not pay any real property taxes when due and Tenant seeks a reduction or contests them as provided in this paragraph, before the commencement of the proceeding or contest Tenant shall furnish to Landlord, at Landlord’s option, a deposit in an amount equal to 115% of the contested amount of the real property taxes, including penalties and interest.

12. Utilities. Tenant shall make all arrangements for and pay for all utilities and services furnished to the Building. Landlord in no event shall be liable for failure to furnish utilities or services to the Building.

13. Public Liability and Property Damage Insurance. At all times Tenant at its cost shall maintain Bodily Injury Liability, Personal Injury Liability and Property Damage insurance with a combined single limit of not less than $5,000,000 insuring against all liability of Tenant and its authorized representatives arising out of and in connection with Tenant’s use and occupancy of the Building. Landlord shall be named as an additional insured, and the policy shall contain cross-liability endorsements.

14. Fire Insurance on Building and Other Improvements. At all times Tenant at its cost shall maintain a policy of standard “All Risks” insurance, including the perils of flood and earthquake, to the extent of the full replacement value of the Building and the improvements, provided that with respect to insurance against the peril of earthquake only, Tenant’s obligation to maintain such insurance shall be subject to the availability of such insurance at commercially reasonable rates, in Landlord’s reasonable judgment. Said policy further shall provide for rent insurance in an amount not less that six (6) times the then-current monthly rent.

15. Other Insurance Matters. All the insurance required under this Lease shall:

(i) Be issued by insurance companies authorized to do business in the State of California, with a financial rating of at least an A:11 status as rated in the most recent edition of Best’s Insurance Reports;

(ii) Be issued as a primary policy;

(iii) Contain an endorsement requiring 30 days’ written notice from the insurance company to both parties and Landlord’s lender before cancellation or change in the coverage, scope, or amount of any policy.

Each policy, or a certificate of the policy, together with evidence of payment of premiums, shall be deposited with the other party at the commencement of the term, and on renewal of the policy not less than 20 days before expiration of the term of the policy.

16.Alterations. Tenant shall not make any interior or exterior structural alterations to the Building without Landlord’s prior written consent. Tenant at its cost shall have the right to make non-structural alterations to the Building.

If Tenant seeks to make any alterations which increase the leasable space of the Building, Landlord and Tenant first shall negotiate in good faith an increase in the minimum monthly rent.

Any alterations made shall remain on and be surrendered with the Building on expiration or termination of this Lease, except that Landlord can elect within thirty (30) days before the expiration of this Lease, or within ten (10) days after termination of this Lease to require Tenant to remove any alterations that Tenant has made to the Building. If Landlord so elects, Tenant at its cost shall so restore the Building before the later of the last day of the term or thirty (30) days after notice of election.

17. Locks. No additional locks shall be placed upon any doors of the Building, and Tenant agrees not to have any duplicate keys made without the prior oral consent of Landlord. Upon termination of this Lease Tenant shall surrender all keys to the Building.

18. Signs. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed, printed or affixed on or to any part of the outside or inside of the Building, without the prior oral consent of the Landlord.

19. Mechanics’ Liens. Tenant shall not permit any mechanics, materialmen’s or other liens arising out of work performed by Tenant or on Tenant’s behalf, to be filed against the fee of the real property underlying the Building or against the Building or Tenant’s leasehold interest therein.

20. Assignment and Subletting. Tenant shall not sell, assign, sublet, mortgage or transfer all or part of its interests hereunder without the prior oral consent of the Landlord, which consent shall not be withheld unreasonably.

21. Indemnification of Landlord. Notwithstanding any other provision of this Lease, Tenant shall indemnify and hold Landlord harmless from and against any liabilities, damages, claims, costs, penalties or expenses arising from the conduct or neglect of Tenant, or any of its agents, contractors, servants, employees, licensees, or invitees, and from and against all costs, counsel fees, expenses and liabilities incurred in or in connection with any such claim or action or proceeding brought thereon.

22. Surrender of Building. Except as provided in Paragraphs 24 and 25, upon expiration of this Lease or within ten (10) days after termination of the Lease, Tenant shall surrender the Building in good condition, ordinary wear and tear excepted. If Tenant fails to surrender the Building in accordance with the foregoing provision, Tenant shall indemnify and hold Landlord harmless from and against all damages, claims, liabilities, costs and expenses resulting from such failure.

23. Holding Over. Any holding over after the termination of the Lease, with the prior written consent of Landlord, shall be a tenancy from month to month at the monthly rent in effect on the date of such termination on the terms, covenants and conditions specified herein except that the minimum monthly rent hereunder shall be 125% of the applicable minimum monthly rent in effect immediately prior to the expiration or termination of this Lease. Acceptance by Landlord of rent after such termination or expiration shall not result in any other tenancy or any renewal of the term hereof. The provisions of this paragraph are in addition to, and do not affect, Landlord’s right of re-entry or other rights hereunder or as provided by law.

24. Destruction of Building. If the Building shall be destroyed by fire or other cause, or be so damaged thereby that it is untenantable and cannot be rendered tenantable within two hundred seventy (270) days from the occurrence of such destruction or damage, this Lease may be terminated by either Landlord or Tenant upon thirty (30) days written notice to the other. The good faith determination by the Landlord that the Building cannot be rendered tenantable within 270 days from the occurrence of such destruction or damage shall be conclusive for the purposes of this Lease; provided, that Landlord shall convey such determination to Tenant by written notice within one hundred twenty (120) days after the occurrence of such destruction or damage.

In case the damage or destruction be not such as to permit a termination of this Lease as above provided, then a proportionate reduction shall be made in the rent herein reserved corresponding to the time during which and to the portion of the Building of which Tenant shall be deprived of possession. The provisions of Subdivision 2 of Section 1932 of the California Civil Code, and of Subdivision 4 of Section 1933 of that code, shall not apply to this Lease, and Tenant waives the benefit of such provisions.

25. Eminent Domain. If in excess of ten percent (10%) of the Building shall be taken or appropriated under the power of eminent domain for more than ninety (90) days, either Landlord or Tenant shall have the right to terminate this Lease within thirty (30) days prior to such taking. Landlord shall receive (and Tenant upon demand of Landlord shall assign to Landlord) any award or any interest therein which may be paid or made in connection with such taking or appropriation, and the Tenant shall have no claim against Landlord for all or any part of the award made in such proceedings, whether or not attributable to the value of the unexpired term of this Lease. If a part of the Building shall be so taken or appropriated and neither party hereto timely shall elect to terminate this Lease or if less than 10% of the Building shall be taken Landlord shall retain any condemnation award or interest and shall restore the Building to a tenantable condition. Tenant’s rent thereafter shall be reduced in proportion to the reduction in the square footage of the Building which is taken through condemnation.

26. Exhibits. The Exhibits referenced herein and affixed to this Lease are a part hereof.

27. Estoppel Certificates. At any time, upon request by Landlord,

but not more than fifteen (15) days following such request, Tenant shall execute and deliver to Landlord a statement certifying the date of commencement of this Lease, stating that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and the date and nature of such modifications) and the date to which the rent has been paid, and setting forth such other matters reasonably requested by Landlord. Landlord and Tenant intend that any such statement delivered pursuant to this paragraph may be relied upon by any mortgagee, beneficiary, or purchaser or prospective purchaser of the Building or any interest therein.

28. Entry and Inspection. Tenant shall permit Landlord and his agents to enter into and upon the Building at all reasonable times for the purpose of inspecting the same, or for the purpose of protecting Landlord’s reversionary interest or to make alterations or additions to the Building or for maintaining any service provided by Landlord to Tenant hereunder, including window cleaning and janitor service, without any rebate of rent to Tenant for any loss of occupancy or quiet enjoyment of the Building, or damage, injury or inconvenience thereby occasioned, and shall permit Landlord at any reasonable time to bring to the Building, for purposes of inspection or display, prospective tenants or purchasers.

29. Defaults. The occurrence of any one or more of the following events shall constitute a default hereunder by Tenant:

(a) The abandonment of the Building by Tenant. Abandonment is herein defined to include, but is not limited to, any absence by Tenant from the Building for five (5) days or longer while in default of any provision of this Lease.

(b) The failure by Tenant to make any payment of rent or additional rent or other payments required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of five (5) days after written notice thereof from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Sec. 1161.

(c) The failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in (a) or (b) above, where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Sec. 1161; provided further, that if the nature of Tenant’s default is such that more than ten (10) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said ten-day period and thereafter diligently prosecute such cure to completion; provided further, however, Landlord in its sole discretion may require Tenant to deliver a bond, deposit funds or such other form of security device which may be necessary to protect the Building and Landlord in the event such default cannot be cured within said ten-day period.

(d) (i) The making by Tenant of any general assignment for the benefit of creditors; (ii) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within thirty (30) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Building or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the premises or of Tenant’s interest in this Lease, where such seizure is not discharged within thirty (30) days.

30. Remedies.

(a) In the event of any default by Tenant as defined herein, Landlord may exercise any remedy or right now or hereafter available to a Landlord against a defaulting tenant under the law of the State of California.

(b) No delay or omission of Landlord to exercise any right or remedy shall be construed as a waiver of any such right or remedy or of any default by Tenant hereunder.

31. Default by Landlord. Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligation within thirty (30) days after written notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance then Landlord shall not be deemed to be in default if it shall commence such performance within such thirty-day period and thereafter diligently prosecute the same to completion.

32. Quiet Enjoyment. Tenant, upon observing and keeping its covenants, conditions and agreements hereunder, Landlord covenants that Tenant lawfully and quietly shall hold, occupy and enjoy the Building subject to the terms of this Lease.

33. Automatic Subordination. This Lease is and shall be subordinate to any encumbrance now of record or recorded after the date of this Lease affecting the Building or the real property on which the Building is located. This subordination is effective without any further act of either Landlord or Tenant, and Tenant shall execute and deliver such documents as Landlord deems necessary to effectuate the intent of this paragraph.

34. Sale or Transfer of Building. If Landlord sells or transfers its interest in the Building, Landlord, on consummation of the sale or transfer, shall be released from any liability thereafter accruing under this Lease. Landlord can transfer the security deposit to Landlord’s successor and on such transfer Landlord shall be discharged from any further liability in reference to the security deposit.

35. Consent to Tenant’s Mortgage. Notwithstanding the provisions of paragraph 20, Tenant may from time to time, without further consent of Landlord, assign this Lease by way of mortgage to any bank, insurance company or other established lending institution as mortgagee for the purpose of interim financing for Tenant’s construction work and the installation of fixtures and equipment in the Building or any further improvements made by Tenant to the Building or for the purpose of permanent financing in an amount not exceeding the amount of such interim financing; provided, that upon execution of such mortgage Tenant promptly shall deliver a true copy thereof to Landlord. The mortgagee or its assigns of such mortgage may enforce such mortgage and acquire title to the leasehold estate in any lawful way and pending foreclosure of such mortgage may take possession of and rent the Building and upon foreclosure thereof may with the consent of landlord, which consent shall not be unreasonably withheld, sell and assign the leasehold estate by assignment in which the assignee shall expressly assume and agree to observe and perform all of the covenants of Tenant herein contained. Such assignee may make a purchase money mortgage of this Lease to the assignor, provided that upon execution of any such assignment or mortgage, a true copy thereof shall be delivered promptly to Landlord. The mortgagee or its assigns of such mortgage shall be liable to perform the obligations of Tenant under this Lease only during the period such mortgagee or assignee has possession or ownership of the leasehold estate. Nothing contained in such mortgage shall release or be deemed to relieve Tenant from the full and faithful observance and performance of its covenants herein contained, or from any liability for the nonobservance or nonperformance thereof, nor be deemed to constitute a waiver of any rights of Landlord hereunder and the terms, covenants and conditions of this Lease shall control in case of any conflicts with the provisions of such mortgage.

36. Protection of Tenant’s Mortgagee. During the continuance in effect of any authorized mortgage of this Lease, Landlord shall not terminate this Lease because of any default on the part of tenant to observe or perform any of the covenants or conditions herein contained if the mortgagee or its assigns of such mortgage within sixty (60) days after the Landlord has mailed to the mortgagee or its assigns of such mortgage at the last known address thereof a written notice of intention to terminate this Lease, stating the grounds of such termination, shall cure such default if the same can be cured by the payment of money or if not shall undertake in writing to perform and shall thereafter perform all of the covenants of this Lease capable of performance by the mortgagee or its assigns of such mortgage until such time as this Lease shall be sold upon foreclosure of such mortgage and any default consisting of Tenant’s failure promptly to discharge any lien, charge of encumbrance against the Building junior in priority to such mortgage shall be deemed to be duly cured if such mortgage shall be foreclosed by appropriate action instituted within such sixty (60) day period and thereafter prosecuted in a diligent and timely manner.

37. Reservation of Rights. Landlord reserves the right to use the common areas of the Building for public or private receptions and/or exhibitions of any nature so long as such receptions and/or exhibitions are not unreasonably disruptive during regular business hours.

38. Expense of Litigation. If either party incurs any expense, including reasonable attorneys’ fees, in connection with any action or proceeding instituted by either party arising out of this Lease, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and expenses from the other party.

39. Waiver. The waiver by Landlord or Tenant of performance of any term, covenant or condition contained herein may only be made by a written document signed by the party to be charged with such waiver, and no such waiver shall be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition contained herein. The subsequent acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent.

40. Notices. All notices and demands which are required or permitted to be given by either party to the other hereunder shall be written and shall be delivered personally or sent by certified or registered mail, postage prepaid, addressed (i) to Tenant at the Building or to such other place as Tenant may from time to time designate by notice or (ii) to Landlord at 3340 Jackson Street, San Francisco, CA 94118, or to such other place as Landlord may from time to time designate by notice.

41. Waiver of Subrogation. Landlord and Tenant each hereby waives all rights against the other in respect of any loss or damage for which (but only to the extent that) such party has been compensated under any policy of insurance carried by it or for its benefit. Landlord and Tenant each shall request its insurance carriers to consent to such waiver and to waive all rights of subrogation against the other party.

42. Time and Applicable Law. Time is of the essence of this Lease and all of its provisions. This Lease shall in all respects be governed by the laws of the State of California.

43. Successors. Subject to the provisions of paragraph 21 hereof, the covenants and conditions contained herein shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties hereto.

44. Entire Agreement. This Lease represents the entire agreement and understanding of the parties concerning the lease of the Building, and it supersedes all prior agreements and understandings related thereto. This Lease may not be modified except by a written instrument duly executed by the parties hereto.

45. Severability. If any provision of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Lease and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

IN WITNESS WHEREOF, Landlord and Tenant duly have executed this Lease on the date first above written.

TENANT DLI REALTY CORPORATION

By:	/s/ Michael J. Stone
Its Secretary

LANDLORD

/s/ Ray M. Dolby
RAY M. DOLBY

LIST OF EXHIBITS

Exhibit A	Preliminary Title Report

ASSIGNMENT OF LEASE

This Assignment of Lease (the “Assignment”) is made and entered into on the 27th day of September 1990 by and between DLI Realty Corporation, a California corporation (the “Assignor”), and Dolby Laboratories, Inc., a California Corporation (the “Assignee”).

WHEREAS, Assignor leases the building, located at 100 Potrero Avenue, San Francisco, California, from Ray M. Dolby, pursuant to the Amended and Restated Master Lease (the “Lease”) dated the 18th day of March, 1988;

WHEREAS, Assignor desires to assign and transfer the Lease to Assignee;

NOW, THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, and in consideration of the foregoing the parties hereby agree as follows:

1. Assignment. Assignor hereby conveys, assigns and transfers to Assignee any and all right, title and interest that Assignor has as the tenant in and to the Lease.

2. Assumption of Liability and Indemnity of Assignor. By its acceptance of this transfer and assignment, Assignee hereby agrees to assume and does assume each and every right and obligation of the tenant under the Lease, and does hereby indemnify and hold Assignor free and harmless from any obligations or liabilities under the Lease.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment on the day and year first above written.

ASSIGNOR:		ASSIGNEE:

DLI REALTY CORPORATION		DOLBY LABORATORIES, INC.

By:	/s/ Michael J. Stone	By:	/s/ Michael J. Stone
The undersigned consents to the foregoing assignment.

September 27, 1990			/s/ Ray Dolby
Ray M. Dolby